Exhibit 99.1

ClearSign Technologies Corporation Provides Preliminary 2023 Financial Results

Company Expects Revenues of Approximately $1.2MM During Fourth Quarter of 2023 (Unaudited)

TULSA, Okla., February 7, 2024 -- ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, provides preliminary unaudited financial results for the three months and year ended December 31, 2023.

“During the fourth quarter of 2023, we successfully completed our largest refinery heater installation and start up to date and received third party validation confirming our emissions guarantees were achieved for this California multi-burner project. With our contractual obligations met, the total revenue recognized in connection with the California project for the fourth quarter of 2023 is approximately $1.2 million. Achieving revenue of this level is a significant milestone for ClearSign,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign.

“With a number of installations in both our boiler and process burner product lines anticipated to come online in 2024, we believe we are obtaining significant growth in our all-important installed base. This is producing more interest and acceptance of our products and of our capabilities in the market. We look forward to continuing to build on this momentum.”

Preliminary revenues for the three months ended December 31, 2023 was approximately $1.2 million, compared to $50 thousand for the comparable period in 2022. The Company’s estimated preliminary revenues for the year ended December 31, 2023 was $2.3 million, compared to $374 thousand for the year ended December 31, 2022. Additionally, the Company reported a net loss of approximately $5.8 million for the year ended December 31, 2022, and estimates that the preliminary net loss for the year ended December 31, 2023 will range between $5.4 to $5.1 million.

Preliminary Unaudited Results for the Fourth Quarter and Fiscal Year Ended December 31, 2023:

Set forth above are certain estimated preliminary financial results for the fourth quarter and fiscal year ended December 31, 2023. These estimates are based on the information available to us at this time. Our actual results may vary from the estimated preliminary results presented here due to final adjustments and other developments that may arise between now and the time the financial results for the fiscal year ended December 31, 2023 are finalized. The estimated preliminary financial results have not been audited or reviewed by our independent registered public accounting firm. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to our ability to successfully complete installations of our products, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com